                                                                Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Spokane District (wholly owned by Sprint Spectrum L.P.) Selected Financial Data" and "Experts" and to the use of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.), included in the Registration Statement (Form S-1) and related Prospectus of UbiquiTel Inc. dated March 10, 2000.


                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP


Kansas City, Missouri
March 10, 2000